EXHIBIT 21.1
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                       SUBSIDIARIES OF THE COMPANY


          Cadiz Valley Development Corporation
          Pacific Packing, Inc.
          Pacific Real Estate, Inc.
          PSWRI Limited
          Rancho Cadiz Mutual Water Company
          Southwest Fruit Growers,  LP
          Sun World International, Inc.